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TABLE OF CONTENTS

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12
ON-SITE SOURCING, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ON-SITE SOURCING, INC.
832 North Henry Street
Alexandria, Virginia 22314
(703) 276-1123

        April 1, 2003

Dear Stockholder:

        On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2003 Annual Meeting of Stockholders of On-Site Sourcing, Inc. We will hold the Annual Meeting on April 30, 2003 at 8:00 a.m. Eastern Time at 832 North Henry Street, Arlington, Virginia 22314.

        Enclosed with this letter is a Notice of Annual Meeting, a Proxy Statement, a proxy card and a return envelope, as well as our 2002 Annual Report. Both the Notice of Annual Meeting and the Proxy Statement provide details of the business that will be conducted at the Annual Meeting and other information about On-Site Sourcing, Inc.

        Your vote is very important. Please ensure that your shares will be represented at the meeting by completing, signing, and returning your proxy card in the envelope provided, even if you plan to attend the meeting. Sending us your proxy will not prevent you from voting in person at the meeting should you wish to do so.

Sincerely,

Christopher J. Weiler Chief Executive Officer

YOUR VOTE IS IMPORTANT
Please sign, date and return your proxy card before the Annual Meeting.

ON-SITE SOURCING, INC.
832 North Henry Street
Alexandria, Virginia 22314

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: Wednesday, April 30, 2003 Time: 8:00 a.m. Eastern Time Location: On-Site Sourcing, Inc. 832 North Henry Street Alexandria, Virginia 22314

Dear Stockholders,

        At the 2003 Annual Meeting we will ask you to vote on the following proposals, together with any other business that may properly come before the Annual Meeting:

  1.
  Election of seven directors; and

  2.
  Ratification of the selection of PricewaterhouseCoopers LLP as the independent accountants for the fiscal year ending December 31, 2003.

        The accompanying Proxy Statement contains further information with respect to these matters.

        You will be able to vote your shares at the 2003 Annual Meeting if you were a stockholder of record at the close of business on March 28, 2003.

By Order of the Board of Directors,

Jason Parikh Secretary

Alexandria, Virginia
April 1, 2003

Your vote at the Annual Meeting is important.

Please indicate your vote on the enclosed proxy and return it in the enclosed envelope as soon as possible, even if you plan to attend the meeting.

If you attend the meeting, you will be able to withdraw your proxy and vote in person.

ON-SITE SOURCING, INC.
832 North Henry Street
Alexandria, Virginia 22314

        April 1, 2003

PROXY STATEMENT FOR ANNUAL MEETING

        This Proxy Statement provides information that you should read before you vote on the proposals that will be presented to you at the 2003 Annual Meeting of On-Site Sourcing, Inc.'s stockholders. The 2003 Annual Meeting will be held on Wednesday, April 30, 2003 at 8:00 a.m. Eastern Time at 832 North Henry Street, Alexandria, Virginia 22314.

        This Proxy Statement provides detailed information about the Annual Meeting, the proposals on which you will be asked to vote at the Annual Meeting, and other relevant information.

        On April 1, 2003, we began mailing information to people who, according to our records, owned shares of our common stock at the close of business on March 28, 2003.

TABLE OF CONTENTS

INFORMATION ABOUT THE 2003 ANNUAL MEETING AND VOTING
PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING
STOCK OWNERSHIP
THE BOARD OF DIRECTORS
EXECUTIVE OFFICERS AND COMPENSATION
AUDIT COMMITTEE, AUDIT FEES AND AUDITOR INDEPENDENCE
OTHER INFORMATION

INFORMATION ABOUT THE 2003 ANNUAL MEETING AND VOTING

        The Board of Directors is soliciting your proxy to encourage your participation in the voting at the Annual Meeting and to obtain your support on the proposals. You are invited to attend our 2003 Annual Meeting and vote your shares directly. On-Site will hold the Annual Meeting on Wednesday, April 30, 2003 at 8:00 a.m. Eastern Time at 832 North Henry Street, Alexandria, Virginia 22314. If you do not attend the Annual Meeting, you may vote by proxy, which allows you to direct another person to vote your shares at the Annual Meeting on your behalf. We refer to our company in this Proxy Statement as "On-Site," the "Company," "we" or "us."

This Proxy Solicitation

        This solicitation contains two parts: the proxy card and this Proxy Statement. The proxy card is what you use to indicate how you want your shares to be voted. This Proxy Statement provides you with information on the proposals and other matters that you may find useful in determining how to vote. On April 1, 2003, On-Site began mailing this Proxy Statement to all people who, according to our stockholder records, owned shares of our common stock at the close of business on March 28, 2003.

        On-Site will pay for soliciting these proxies. Our directors, officers and employees may solicit proxies in person or by telephone, mail, facsimile or otherwise, but they will not receive additional compensation for their services. On-Site also will reimburse brokers and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to beneficial owners of stock held of record by them.

Voting Your Shares

        You have one vote for each share of our common stock that you owned of record at the close of business on March 28, 2003. The number of shares you own and may vote at the Annual Meeting is listed on the enclosed proxy card. You may vote your shares at the Annual Meeting either in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. Ballots for voting in person will be available at the Annual Meeting. To vote by proxy, you must complete and return the enclosed proxy card. By completing and returning the proxy card, you will direct the persons designated on the proxy card (those persons are known as "proxies") to vote your shares at the Annual Meeting in accordance with your instructions. Christopher J. Weiler and Jason Parikh will serve as proxies for the Annual Meeting.

        If you are a beneficial owner and do not provide the shareowner of record with voting instructions, your shares may constitute broker non-votes. If you hold your shares with a broker and you do not tell your broker how to vote, your broker has the authority to vote on all of the proposals scheduled to be presented at this year's meeting. If there nevertheless are broker non-votes in tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal and will not be considered votes cast for the foregoing purposes. Thus, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting.

        If you decide to vote by proxy, your proxy card will be valid only if you sign, date and return it before the Annual Meeting. If you complete the proxy card except for the voting instructions, then your shares will be voted FOR the election of the nominees for directors and FOR the ratification of the selection of PricewaterhouseCoopers LLP as our independent accounts for the year ending December 31, 2003.

Revoking Your Proxy

        If you decide to change your vote, you may revoke your proxy at any time before it is voted. You may revoke your proxy in any one of three ways:

  •
  You may notify our Secretary, Jason Parikh, in writing addressed to: On-Site Sourcing, Inc., 832 North Henry Street, Alexandria, Virginia 22314, that you wish to revoke your proxy.

  •
  You may submit a proxy dated later than your original proxy.

  •
  You may attend the Annual Meeting and vote. Merely attending the Annual Meeting will not by itself revoke a proxy. You must obtain a ballot and vote your shares at the Annual Meeting to revoke the proxy.

Vote Required for Approval

        Proposal 1: Election of Seven Directors.    The seven nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee, or you indicate "withhold authority to vote" for a particular nominee on your proxy card, your vote will not count either for or against the nominee.

        Proposal 2: Ratification of Selection of Independent Accountants.    The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the selection of independent accountants. So, if you abstain from voting, it has the same effect as if you had voted against this proposal.

        Quorum.    On the record date for the Annual Meeting, March 28, 2003, 5,494,225 shares of our common stock were issued and outstanding. Our Bylaws require that a "quorum" be present at the Annual Meeting to transact business. A quorum will be present if a majority of our common stock, or 2,747,113 shares, is represented at the Annual Meeting, in person or by proxy. If a quorum is not present, a vote cannot occur. Abstentions will be counted in determining whether a quorum is present at the Annual Meeting.

Additional Information

        The On-Site Sourcing Annual Report to Stockholders for the year ending December 31, 2002, including consolidated financial statements, is being mailed to all stockholders entitled to vote at the Annual Meeting together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material. The Annual Report tells you how to get additional information about us.

PROPOSALS TO BE PRESENTED AT THE ANNUAL MEETING

        We will present the following two proposals at the Annual Meeting. We have described in this Proxy Statement all the proposals that we expect will be made at the Annual Meeting. If we, or a stockholder properly present any other proposal to the meeting, we will use your proxy to vote your shares on the proposal as we believe is appropriate.

Proposal 1: Election of Directors

        You will elect seven directors at the Annual Meeting. The nominees for election to the Board of Directors are:

        Christopher J. Weiler
        Jorge R. Forgues
        Clifford Kendall
        Michael D. Brant
        Michael Meyer
        Robert W. Pivik
        Denis Seynhaeve

        Each director will be elected to serve for a one-year term, or thereafter until his replacement is elected and qualified or until his earlier resignation or removal. Each of the seven nominees is presently a member of the Board of Directors. We have been informed that all of the nominees for election to the Board are willing to serve as directors. However, if any of the nominees is unable or unwilling to stand for election or serve if elected, the named proxies will vote for such person or persons as the Board in its discretion may choose to replace any such nominees. The Board has no reason to believe that any nominees will be unable or unwilling to stand for election or serve if elected. More detailed information about each of the nominees is presented in the section of this Proxy Statement titled "The Board of Directors." Proxies at the Annual Meeting may not be voted for more than seven directors. The Board of Directors unanimously recommends that you vote for the election of these nominees as directors.

Proposal 2: Ratification of Selection of Independent Accountants

        The audit committee ("Audit Committee") has recommended and the Board of Directors has selected PricewaterhouseCoopers LLP of McLean, Virginia as our independent accountants for the fiscal year ending December 31, 2003. PricewaterhouseCoopers LLP will serve as the principal accountant to audit the financial statements of On-Site. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the engagement of independent accountants will be reevaluated by the Audit Committee. Even if the appointment is ratified, the Board of Directors in its discretion may nevertheless appoint another firm of independent accountants at any time during the year if the Board of Directors determines that such change would be in the best interests of the stockholders and On-Site.

        Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The Board of Directors unanimously recommends that you vote for the proposal to ratify the selection of PricewaterhouseCoopers LLP as On-Site's independent accountants.

STOCK OWNERSHIP

        There were a total of 5,494,225 shares of our common stock outstanding on March 28, 2003.

        The following table sets forth how many shares were owned on that date by (1) each person or group who beneficially owns more than five percent (5%) of the outstanding shares of our common stock; (2) each director and named executive officer, individually, and (3) the directors and executive officers as a group. In preparing the following table, we relied upon statements filed with the Securities and Exchange Commission (the "SEC") by beneficial owners of more than five percent (5%) of the outstanding shares of our common stock pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), unless we knew or had reason to believe that the information contained in such statements was not complete or accurate, in which case we relied upon information which we considered to be accurate and complete. Unless otherwise noted, the business address of each of the following is 832 North Henry Street, Alexandria, Virginia 22314.

Name Of Beneficial Owner	Number Of Shares	Percent Of Shares
Christopher Weiler(1)	393,892	6.7%
Arne Christensen(2)	221,440	3.9%
Jason Parikh(3)	124,283	2.2%
Denis Seynhaeve(4)	580,917	9.6%
Clifford Kendall(5)	144,089	2.6%
Michael Brant(6)	14,750	*
Jorge Forgues(7)	52,417	*
Michael Meyer(8)	26,084	*
Robert Pivik(9)	43,750	*
Martin Lauzze(10)	22,500	*
Mary Ann Mayhew(11)	7,625	*
All executive officers and directors as a group (11 persons)	1,631,747	22.9%

*
Less than 1%.
(1)
Includes 25,667 shares subject to options that are exercisable currently or exercisable within 60 days.
(2)
Includes 105,000 shares subject to options that are exercisable currently or exercisable within 60 days.
(3)
Includes 80,883 shares subject to options that are exercisable currently or exercisable within 60 days.
(4)
Includes 50,417 shares subject to options that are exercisable currently or exercisable within 60 days.
(5)
Includes 12,084 shares subject to options that are exercisable currently or exercisable within 60 days.
(6)
Includes 13,750 shares subject to options that are exercisable currently or exercisable within 60 days.
(7)
Includes 50,417 shares subject to options that are exercisable currently or exercisable within 60 days.
(8)
Includes 12,084 shares subject to options that are exercisable currently or exercisable within 60 days.
(9)
Includes 3,750 shares subject to options that are exercisable currently or exercisable within 60 days.
(10)
Includes 17,500 shares subject to options that are exercisable currently or exercisable within 60 days.
(11)
Includes 5,625 shares subject to options that are exercisable currently or exercisable within 60 days.

THE BOARD OF DIRECTORS

        We have set forth below certain information for each of the members of our Board of Directors. Each of the following directors has been nominated for re-election to the Board at the Annual Meeting:

Clifford Kendall
Age:	71
Director Since:	August 2001
Principal Occupation:	Private Investor
Recent Business Experience:
From 1968 until December 1997, Mr. Kendall was the Chairman and Chief Executive Officer of Computer Data Systems, an information technology services company, which has since merged with Affiliated Computer Services. In August 2001, the Board of Directors elected Mr. Kendall as our Chairman of the Board.
Other Public Company Directorships:	Affiliated Computer Services; Washington Real Estate Investment Trust; VSE Corporation

Christopher J. Weiler
Age:	40
Director Since:	December 1992
Principal Occupation:	President, Chief Executive Officer, and Director, On-Site Sourcing, Inc.
Recent Business Experience:
Mr. Weiler founded On-Site in January 1993 and has served as President, Chief Executive Officer and a director since that time. From July 1998 until May 2000, Mr. Weiler served as our Chairman of the Board. Mr. Weiler graduated from the United States Naval Academy in 1985 and served in the United States Navy as a surface warfare officer and as a Navy Senate Liaison Officer in Washington, D.C. from 1989 until 1991. Mr. Weiler also worked for Pitney Bowes Management Services as a manager from 1991 to 1993.
Other Public Company Directorships:	None

Michael D. Brant
Age:	55
Director Since:	May 2001
Principal Occupation:	President/CEO, iDoxSolutions, Inc.
Recent Business Experience:
Since its founding in February 2000, Mr. Brant has been the President/CEO of iDoxSolutions, Inc., a provider of work process automation solutions. From 1993 until December 2000, Mr. Brant was the CEO and President of DoxSys, Inc., a company he founded to provide imaging and workflow products and services. Before then, Mr. Brant spent 21 years at Xerox Corporation in various sales and marketing positions, concluding his tenure as Vice President of the Custom Systems Division.
Other Public Company Directorships:	None

Jorge R. Forgues
Age:	48
Director Since:	July 1996
Principal Occupation:	Chief Operating Officer and Chief Financial Officer, Inter.net
Recent Business Experience:	Mr. Forgues has served as Chief Operating Officer and Chief Financial Officer of Inter.net, a worldwide internet access provider sold by PSINet Inc., since April 2000. From August 1999 until April 2000, Mr. Forgues served as Vice President — Finance for PSINet's Latin America region. From 1996 until August 1999, Mr. Forgues served in the position of Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer of Treev Inc. (formerly Network Imaging Corporation), a Herndon, Virginia based, publicly traded, imaging and knowledge management software developer. From October 1993 until April 1996, Mr. Forgues was Vice President of Finance and Administration, Chief Financial Officer and Treasurer of Globalink, Inc., a Fairfax, Virginia based, publicly traded, machine translation software company.
Other Public Company Directorships:	None

Michael Meyer
Age:	55
Director Since:	August 2001
Principal Occupation:	CEO LogicaCMG Americas
Recent Business Experience:	Mr. Meyer currently manages LogicaCMG's consulting and system integration business in the Americas. LogicaCMG provides solutions to the Financial Services, Telecommunications, Automotive, and Utilities markets. Mr. Meyer served as President and Chief Operating Officer of Collaborex, a business-to-business hosted service company, from August 2000 until February 2001. From 1993 until August 2000, he served as President and Chief Executive Officer of Cap Gemini America, a management and information technology consulting firm. Prior to joining Cap Gemini America, Mr. Meyer co-founded and served as Senior Vice President for Technology Solutions Company, an e-Business consulting and systems integration firm.
Other Public Company Directorships:	None

Robert Pivik
Age:	65
Director Since:	March 2002
Principal Occupation:	Retired since November 2001
Recent Business Experience:	Mr. Pivik served as Chief Operating Officer of Howrey Simon Arnold & White, a law firm based in Washington, D.C., from June 2000 until November 2001. From October 1996 until June 2000, Mr. Pivik was retired. From 1959 until October 1996, Mr. Pivik was a partner with Deloitte & Touche. He held several different positions with Deloitte & Touche, including Regional Managing Partner for the mid-Atlantic area, and Chief Financial Officer.
Other Public Company Directorships:	None

Denis Seynhaeve
Age:	46
Director Since:	July 1999
Principal Occupation:	President, Delmag Ventures, Inc.
Recent Business Experience:	Mr. Seynhaeve has served as President of Delmag Ventures, Inc., a provider of venture capital to start-up businesses, since its inception in 1993. Since 1993, Mr. Seynhaeve has invested in a number of businesses located in the Mid-Atlantic region. From 1985 to 1992, Mr. Seynhaeve managed the U.S. subsidiary of Delsey Luggage, Inc.
Other Public Company Directorships:	None

BOARD ORGANIZATION AND MEETINGS

        Board of Directors.    Regular meetings of the Board of Directors are normally held every three months. During 2002, the Board of Directors held seven meetings. Each director attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which he served.

        Audit Committee.    The Audit Committee reviews our financial statements to confirm that they fairly reflect our financial condition and to appraise the soundness, adequacy and application of accounting and operating controls. The Audit Committee also recommends independent accountants to the Board of Directors, reviews the scope of the audit function of the independent accountants and reviews audit reports rendered by the independent accountants. Our Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee met six times in 2002. Additional information regarding the Audit Committee can be found in the section of this proxy statement titled "Audit Committee, Audit Fees and Auditor Independence" beginning on page 19. The members of the Audit Committee are: Robert Pivik (Chairman), Jorge R. Forgues, Denis Seynhaeve, and Clifford Kendall through October 29, 2002. Mr. Kendall resigned from the Audit Committee on October 29, 2002 due to other public company commitments.

        Compensation Committee.    The compensation committee (the "Compensation Committee") determines the compensation of the officers of On-Site. The Compensation Committee met three times in 2002. The members of the Compensation Committee are: Michael Brant (Chairman), Clifford Kendall, Michael Meyer, and Denis Seynhaeve.

Director Compensation

        Directors currently receive a $500 monthly retainer plus $1,000 for each Board of Directors meeting they attend, with a maximum of $12,000 in each calendar year. Directors also receive reimbursement of reasonable expenses incurred in attending meetings. Directors who also serve as officers do not receive separate compensation, cash or otherwise, for their service as directors. The following table identifies options that we have granted to non-employee directors since January 1, 2002.

Non-Employee Director	Number Of Shares Underlying Options (#)	Exercise Price ($)
Clifford Kendall	5,000	$1.80
Jorge Forgues	5,000	$1.80
Denis Seynhaeve	5,000	$1.80
Michael Brant	5,000	$1.80
Michael Meyer	5,000	$1.80
Robert Pivik	10,000	$3.44
	5,000	$1.80

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

        We set forth below certain information about our executive officers, except for Mr. Weiler, whose information is found on page 6.

Jason Parikh	Chief Financial Officer and Secretary
Age:	32
Officer Since:	2000
Position(s) Held at Company:	Mr. Parikh has been our Chief Financial Officer and Secretary since May 2000. Mr. Parikh served as our Controller from July 1997 to May 2000.
Previous Business Experience:
From July 1994 until July 1997, Mr. Parikh was Controller of Shirt Explosion Inc., a clothing manufacturer. From January 1996 until July 1997, he worked as an accountant for Reznick Fedder & Silverman PC, an accounting firm.

Arne Christensen	Executive Vice President of Sales and Marketing
Age:	36
Officer Since:	2001
Position(s) Held at Company:
Mr. Christensen has been our Executive Vice President of Sales and Marketing since June 2001. From 1995 until June 2001 Mr. Christensen worked in our sales and marketing department as an Account Manager.

Martin Lauzze	Executive Vice President of Operations
Age:	41
Officer Since:	2002
Position(s) Held at Company:	Mr. Lauzze has been our Executive Vice President of Operations since October 2002. In January 2002, Mr. Lauzze joined On-Site as Regional Vice President of Operations.
Previous Business Experience:
From September 2000 until December 2001, Mr. Lauzze was a Managing Director of All Bases Covered, a computer and network support provider. From February 1993 until September 2000, he held several different positions with IKON Document Services including Production Manager, Managing Partner, and most recently as District Vice President. As District Vice President he was responsible for 18 facilities located in Virginia, Tennessee, Alabama, Georgia, North Carolina, South Carolina, and Florida.

Mary Ann Mayhew	Executive Vice President of Government & Professional Services
Age:	51
Officer Since:	2002
Position(s) Held at Company:	Ms. Mayhew has been our Executive Vice President of Government & Professional Services since July 2002.
Previous Business Experience:
From December 2000 until July 2002, Ms. Mayhew worked as a Corporate Management Consultant providing business development and management consulting services to corporate customers. From November 1999 until November 2000, she was President and CEO, and from October 1998 until November 1999, she was President and COO of LearnScape, Inc., a provider of computer-based training for adults in the workplace. From July 1996 until July 1998, Ms. Mayhew was the first President of Information Technology Solutions Company (ITS), which at the time was a newly formed division of Computer Data Systems, Inc (CDSI). From September 1980 until June 1996, she held several different positions with CDSI, culminating with Executive Vice President of Business Development.

Summary Compensation Table

        The following table sets forth summary information concerning compensation paid by the Company with respect to the years ending December 31, 2002, 2001 and 2000 to Christopher Weiler, On-Site's President and Chief Executive Officer, and to each of On-Site's executive officers whose aggregate cash compensation exceeded $100,000 for the year ending December 31, 2002. We refer to these individuals as the "named executive officers" elsewhere in this Proxy Statement.

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus		Other Annual Compensation	Securities Underlying Options (#)	All Other Compensation
Christopher Weiler President and Chief Executive Officer	2002 2001 2000	$260,625 231,250 178,333	$	— 25,000 80,000	— — —	35,000 — 75,000	— — —
Jason Parikh(1) Chief Financial Officer and Secretary	2002 2001 2000	150,000 130,000 109,873		— 27,000 —	— — —	10,000 50,000 25,000	— — —
Arne Christensen(2) Executive Vice President of Sales and Marketing	2002 2001 2000	222,718 267,500 240,000		— — —	— — —	— 16,000 20,000	— — —
Martin Lauzze(3) Executive Vice President of Operations	2002	149,584		10,000	—	30,000	—
Brian Leydet(4) Former Executive Vice President of Operations	2002 2001	206,247 51,506		— —	— —	— 50,000	— —

(1)
Mr. Parikh replaced Mr. Alfred Duncan as Chief Financial Officer in May 2000. From July 1997 until May 2000, Mr. Parikh served as our Controller.

(2)
Mr. Christensen replaced Mr. Allen Outlaw in June 2001 as Executive Vice President of Sales and Marketing. From 1995 until June 2001, Mr. Christensen worked in our sales and marketing department as an Account Manager.

(3)
Mr. Lauzze replaced Mr. Brian Leydet as Executive Vice President of Operations in October 2002. From January 2002 until October 2002, Mr. Lauzze was Regional Vice President of Operations.

(4)
Mr. Leydet was hired as Executive Vice President of Operations in October 2001 and terminated employment with the Company in October 2002.

        We also have an employee-funded 401(k) plan that does not receive matching funds from On-Site.

Information Regarding Options Granted to and Held by the Named Executive Officers

        Options for 117,500 shares were granted to named executive officers during the year ending December 31, 2002. The following table provides information as to grants of stock options made during the year ending December 31, 2002, to each of the named executive officers. No stock appreciation rights with respect to the shares were outstanding at such date.

	Number of Securities Underlying Options Granted(1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
		Percent of Total Options Granted to Employees in Fiscal Year(2)
Name			Exercise Price ($/SH)
				Expiration Date	5%	10%
Christopher Weiler	35,000	16.7%	$1.80	12/18/2007	$17,046	$38,462
Jason Parikh	10,000	4.8%	1.80	12/18/2007	4,973	10,989
Martin Lauzze	30,000	14.3%	3.60	01/01/2007	29,838	65,935
	20,000	9.5%	2.99	07/29/2007	28,913	63,890
Mary Ann Mayhew	22,500	10.7%	2.99	07/29/2007	18,587	41,072
Brian Leydet	—	—	—	—	—	—

(1)
These stock options entitle the holder to purchase shares of our common stock at an exercise price equal to the fair market value per share of our common stock as of the date the option was granted. All options vest quarterly over a three-year period.

(2)
During the year 2002, 209,500 options were granted to employees, officers, and directors of the Company.

(3)
The potential realizable values are the results of calculations at assumed annual rates of stock price appreciation of five percent and ten percent. The SEC selected these assumed rates of growth for illustration purposes. They are not intended to forecast possible future appreciation, if any, of our stock price. No gain to the optionee is possible without an increase in stock prices, which will benefit all stockholders. Options become immediately exercisable in the event of a change-in-control as defined in the Stock Option Plan.

Option Exercises In Fiscal 2002 And Value of Options At December 31, 2002

        The following table provides information as to the number and value of options during the year ending December 31, 2002 held by the following executive officers. No stock appreciation rights with respect to the shares were outstanding at such date.

			Number Of Securities Underlying Unexercised Options Held At Fiscal Year-End (#)		Value Of Unexercised In-The-Money Options at Fiscal Year-End ($)(1)
Name	Shares Acquired On Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Christopher Weiler	—	—	25,667	44,333	—	—
Jason Parikh	5,000	$2,900	80,833	9,167	$19,175	—
Arne Christensen	115,000	184,666	105,000	—	2,975	—
Martin Lauzze	—	—	17,500	32,500	—	—
Mary Ann Mayhew	—	—	5,625	16,875	—	—
Brian Leydet	—	—	—	—	—	—

(1)
Represents the difference between the fair market value of the shares subject to the options, based on the closing price of $1.66 for the shares on December 31, 2002 and the exercise prices of the options.

Employment Agreements

        In January 1998, On-Site and Mr. Weiler entered into an employment agreement, which is effective until January 2004. Under the terms of the employment agreement, the Board of Directors sets the compensation of Mr. Weiler, and Mr. Weiler is currently compensated at a rate of $260,000 per year. He is also eligible to receive bonuses in stock at the discretion of the Board of Directors based on quarterly reviews of Mr. Weiler's and On-Site's performance. Mr. Weiler is also eligible for the executive bonus plan, which is described below. The Board of Directors may terminate Mr. Weiler's employment agreement at any time with or without cause. If Mr. Weiler is terminated without cause, he will be entitled to receive a severance payment equal to twelve months base salary plus the value of his other employment benefits accrued at the time of termination. The employment agreement contains a covenant that restricts Mr. Weiler from competing with us for the term of the agreement and for a period of one year thereafter. In the event of a change in control of On-Site, Mr. Weiler has the right to exercise any of his options to acquire our common stock, including options that have not, by their terms, become exercisable prior to the date of the change in control.

        In January 2002, On-Site and Mr. Lauzze entered into an employment agreement, which is effective for a period of three years and will be renewed automatically for succeeding periods of one year unless employment is terminated sooner. Under the terms of the employment agreement, the Board of Directors sets the compensation of Mr. Lauzze, and Mr. Lauzze is currently compensated at the rate of $140,000 per year. The Board of Directors may terminate Mr. Lauzze's employment agreement at any time with or without cause. If Mr. Lauzze is terminated without cause, he will be entitled to receive a severance payment equal to one month base salary plus the value of his other employment benefits accrued at the time of termination. The employment agreement contains a covenant that restricts Mr. Lauzze from competing with us for the term of the agreement and for a period of one year thereafter.

        In July 2002, On-Site and Ms. Mayhew entered into an employment agreement, which is subject to renewal by the Board. Under the terms of the employment agreement, the Board of Directors sets the compensation of Ms. Mayhew, and Ms. Mayhew is currently compensated at a rate of $150,000 per year. The Board of Directors may terminate Ms. Mayhew's employment agreement at any time with or without cause. If Ms. Mayhew is terminated without cause, she will be entitled to receive a severance payment equal to three months base salary plus the value of her other employment benefits accrued at the time of termination. The employment agreement contains a covenant that restricts Ms. Mayhew from competing with us for the term of the agreement and for a period of one year thereafter.

        In October 2002, On-Site and Mr. Christensen entered into an employment agreement, which is subject to renewal by the Board. Under the terms of the employment agreement, the Board of Directors sets the compensation of Mr. Christensen, and Mr. Christensen is currently compensated at the rate of $220,000 per year. The Board of Directors may terminate Mr. Christensen's employment agreement at any time with or without cause. If Mr. Christensen is terminated without cause, he will be entitled to receive a severance payment equal to three months base salary plus the value of his other employment benefits accrued at the time of termination. The employment agreement contains a covenant that restricts Mr. Christensen from competing with us for the term of the agreement and for a period of one year thereafter.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors is composed of four non-employee directors. The Compensation Committee establishes the compensation philosophy of On-Site on behalf of the Board of Directors, determines the compensation of the CEO and approves the compensation of the Company's executive officers.

        The Company seeks to attract, motivate and retain highly qualified employees, which is critical to both the short-term and long-term success of the Company. To accomplish this, the Compensation Committee has developed a compensation philosophy, which seeks to reward outstanding performance and align the compensation of executive officers with the interests of stockholders. Specifically, the Compensation Committee seeks to achieve the following objectives:

  •
  to provide a competitive base salary that will attract and retain highly qualified personnel;

  •
  to encourage executive officers to maintain an equity position in the Company; and

  •
  to provide incentives, based on operating results, that will increase the value of the Company.

Components of Executive Officer Compensation

        Compensation of executive officers consists of base salaries, bonuses and long-term incentive compensation.

        Base Salaries.    The first component of the Company's executive officer compensation program is cash compensation in the form of base salaries. Base salaries are determined by individual and Company performance, as well as by a comparison to competitive market levels for the executive's job function. The executive's base salary is subject to upward adjustment on the basis of individual and corporate performance, as well as competitive, inflationary and internal equity considerations.

        Bonuses.    The second component of the Company's executive officer compensation program consists of an annual bonus if the Company reaches specified targets. A new bonus plan was established for the executive team in fiscal year 2002. With the plan, a minimum return on equity per shareholder is established at the beginning of the year. If the annual return on equity per shareholder meets or exceeds the budgeted return, the executive team is eligible for a bonus. The target was not reached in fiscal year 2002 and as such, no bonuses were awarded to the executive team. A comparable bonus plan was adopted for 2003.

        Long-Term Incentive Compensation.    The third component of the Company's executive officer compensation program is the granting of awards pursuant to the Company's 1995, 1996, 1997 and 1998 Stock Option Plans (the "Company Stock Option Plans") under which executive officers and other key employees may be granted stock options. The Company Stock Option Plans are administered by the Compensation Committee. During 2002, awards of options were made to certain executive officers in order to align executive compensation with the financial performance of the Company and to increase the equity components of executive compensation to be more competitive with the Company's peer group of companies. See the Summary Compensation Table on page 13.

Chief Executive Officer Compensation.

        The Compensation Committee considered the factors discussed below in determining Mr. Weiler's 2002 compensation. The Compensation Committee considered Mr. Weiler's individual performance as well as the Company's financial performance on an absolute level and compared to its budgeted expectations including its revenue growth, net income and earnings per share. The Compensation Committee also compared Mr. Weiler's salary to individuals in the industry with similar credentials. The Compensation Committee did not increase or decrease Mr. Weiler's base salary in 2002. See the Summary Compensation Table on page 13.

Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code establishes a limit on corporate income tax deductions of $1 million per year paid to any named executive officer. In designing compensation plans to meet the compensation objectives described above, the Company reserves the right to establish plans which may result in the Company's inability to deduct compensation under Section 162(m).

Summary

        The Committee believes that the compensation plans for the Company's executive officers are designed to be performance-based and align the executive officers' interests with those of the Company. The Compensation Committee will continue to evaluate compensation of executive officers to ensure that it is consistent with the compensation philosophy described above and that it is in the best interests of the stockholders.

Michael Brant (Chairman) Clifford Kendall Michael Meyer Denis Seynhaeve

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves as a member of the board of directors or executive compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors.

Stock Performance

        Set forth below is a graph comparing the cumulative total return on our common stock against the cumulative total return of the Peer Group Index and The Nasdaq Market Index for the period commencing on December 31, 1997 and ending on December 31, 2002, assuming in each case that $100 was invested on December 31, 1997 and that all dividends were reinvested. The Peer Group Index is composed of the following companies: IKON Office Solutions, Inc. and Sourcecorp Inc. (formerly FYI Inc). These companies were selected because they offer services similar to our core services.

Company/Index/Market	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
On-Site Sourcing, Inc.	100.00	54.45	48.89	54.44	120.89	59.02
Peer Group Index	100.00	37.56	32.54	18.86	51.08	31.16
NASDAQ Market Index	100.00	141.04	248.76	156.35	124.64	86.94

Certain Relationships and Related Transactions

        There have been no transactions since January 1, 2002 to which On-Site was or is a party in which the amount exceeded or exceeds $60,000 and in which any executive officer, director or any holder that On-Site knows holds more than 5% of any class of On-Site's voting securities or any member of the immediate family or any of the foregoing persons had or will have a direct or indirect material interest.

AUDIT COMMITTEE, AUDIT FEES AND AUDITOR INDEPENDENCE

Audit Committee Report

        The Audit Committee oversees On-Site's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee reviewed with the independent accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of On-Site's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent accountants the accountants' independence from management and On-Site, including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the accountants' independence. The Audit Committee does not believe that the rendering of these services by the independent accountants is incompatible with maintaining the independent accountants' independence.

        The Audit Committee discussed with On-Site's independent accountants the overall scope and plans for their respective audits. The Committee met with the independent accountants, with management present, to discuss the results of their examinations, their evaluations of On-Site's internal controls, and the overall quality of On-Site's financial reporting. The Audit Committee held six meetings during fiscal year 2002. In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the SEC. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of On-Site's independent accountants.

                      Robert Pivik (Chairman)
                      Jorge Forgues
                      Denis Seynhaeve

Information Regarding the Fees Paid to PricewaterhousCoopers LLP during the year ended December 31, 2002

        Fees billed to the Company by PricewaterhouseCoopers LLP for services rendered during the fiscal year or related to the audit of the fiscal year ending December 31, 2002 financial statements were as follows:

• Audit Fees:	$81,000
• Financial Information System Design and Implementation Fees:	$0
• All Other Fees:	$15,000

OTHER INFORMATION

Section 16(A) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our officers and directors and persons who own more than ten percent of our common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than ten-percent beneficial stockholders are required by SEC regulation to furnish to us copies of all Forms 3, 4 and 5 they file. Based solely on our review of copies of such forms we have received, we believe that all of our officers, directors and greater than ten-percent beneficial owners complied on a timely basis with all filing requirements applicable to them with respect to transactions during the year ending December 31, 2002.

Stockholder Proposals

        If you want to include a proposal in the proxy statement for our 2004 Annual Meeting, send the proposal to On-Site Sourcing, Inc., Attn: Jason Parikh, Secretary, at 832 North Henry Street, Alexandria, Virginia 22314. To be eligible for inclusion in the proxy statement for our 2004 Annual Meeting, proposals of stockholders must be received not later than December 3, 2003. Please note that proposals must comply with all of the requirements of Rule 14a-8 under the Exchange Act, as well as the requirements of our Certificate of Incorporation and Bylaws.

        Those stockholder proposals that are not intended to be included in our proxy statement for such meeting, but that are intended to be presented by the stockholder at such Annual Meeting of stockholders, must be received not later than the close of business on February 16, 2004. The proposal must include a brief description of the business desired to be brought before the meeting, the shareholder's name and address, the class and number of shares owned by the shareholder and disclosure of any material interest the shareholder may have in the matter proposed. If a stockholder wishing to present a proposal at our 2004 Annual Meeting fails to notify us by February 16, 2004, the proxies that our management receives for the Annual Meeting will confer discretionary authority to vote on any stockholder proposals properly presented at that meeting.

PROXY

ON-SITE SOURCING, INC.
832 North Henry Street
Alexandria, Virginia 22314

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Christopher J. Weiler and Jason Parikh, and each of them severally, as their proxies with full power of substitution and resubstitution for and in the name, place and stead of the undersigned to vote upon and act with respect to all of the shares of Common Stock of On-Site Sourcing, Inc. (the "Company") standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the 2003 Annual Meeting of Stockholders to be held on April 30, 2003, at 8:00 a.m. Eastern Time at 832 North Henry Street, Alexandria, Virginia 22314, or any adjournment(s) thereof.

Proposal 1.    Election of each of the following nominees to the Board of Directors of the Company:

Christopher J. Weiler, Denis Seynhaeve, Jorge R. Forgues, Clifford Kendall, Michael D. Brant, Michael Meyer, Robert W. Pivik

☐	FOR ALL EXCEPT AS NOTED	☐	WITHHOLD FOR ALL

The undersigned may withhold authority to vote for any one or more of the nominees by lining through or otherwise striking out the name of such nominee.

Proposal 2.    To ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Company for the fiscal year ending December 31, 2003.

☐	FOR	☐	AGAINST	☐	ABSTAIN

PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ABOVE

(Continued on reverse side)

        THE SHARES COVERED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE LISTED NOMINEES FOR DIRECTOR, FOR PROPOSAL 2 AND IN ACCORDANCE WITH THE PROXIES' DISCRETION ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING TO THE EXTENT PERMITTED BY LAW. If more than one of the proxies named shall be present in person or by substitution at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitution, shall exercise all of the powers hereby given.

Please return this proxy promptly, using the enclosed envelope.

                            DATE:

                            Signature

                            Signature

                            Please date this proxy and sign your name(s) exactly as it appears(s) hereon. All holders of the shares covered by this proxy must sign. When signing in a fiduciary capacity, please indicate full title as such.